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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 16, 2004

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                      CHINA ENERGY SAVINGS TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)

            NEVADA                     000-31047                 86-0995730
(State or other jurisdiction of   (Commission File No.)        (IRS Employee
 incorporation or organization)                              Identification No.)

                        22/F Morrison Commercial Building
                              31 Morrison Hill Road
                            WanChai, Hong Kong, China
                    (Address of Principal Executive Offices)

                                  852-2891-3130
                            (Issuer Telephone Number)

                                Rim Holdings Inc.
                                  (Former Name)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;  ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

(a)  APPOINTMENT OF DIRECTORS

Effective September 16, 2004, Mr. Sun Li, Mr. Dennis Yu Won-Kong, Ms. Sim Lai Fun were appointed Executive Directors of the board of directors and Mr. Paul Risberg was appointed Independent Non-executive Director of the board of directors of the Registrant.

SUN LI. Age 34, is the Chairman of the Board and the Chief Executive Officer. Mr. Sun has been engaged in retail business, motors, real property, internet development, sales and marketing in Beijing, Xing Tai (in Hebei Province), Shanghai and Shenzhen for years. In addition, he has 10 years of experience in China marketing and financial investment in the stock markets of Hong Kong and China. Mr. Sun is the investing shareholder of Shenzhen Dicken Industrial Development Limited. He is recently elected Chairman of the Board and appointed as the Chief Executive Officer ("CEO") of the Company. Since 1999, Mr. Sun has served as the shareholder and Chief Executive Officer of Beijing Heng Fu Plaza Development, Inc. ("Heng Fu") which is devoted to the construction of a 100,000m2 multi-purpose commercial plaza in Chao Yang District, Beijing.

SIM LAI-FUN. Age 36, is the Executive Director and Corporate Secretary. Ms. Sim has completed the Higher Diploma in Translation and Interpretation at the City University. She has over 13 years experience in administration. She has obtained the qualification of Stock Broker and Stock Broker Representative in Hong Kong. She worked for China Convergent Corporation Limited listed on the Nasdaq Stock Market, the Australian Stock Exchange and Frankfurt Stock Exchange, and its subsidiary listed on the Stock Exchange of Hong Kong as Assistant to Chairman for from 1999 through 2001. From 2002 through 2003, she joined China Cable and Communications, Inc. listed on the Nasdaq OTCBB as Assistant to Chairman. From 2004 onward she joined China Energy Savings Technology, Inc. as Executive Director and Corporate Secretary.

DENNIS YU, WON-KONG Age 54, is the Executive Director and Chief Operation Officer. Mr. Yu was the Director of Strong Choice Investment (Holdings) Limited from 1999 to 2000. He holds a bachelor degree in motion picture from UCLA in the USA. He has extensive experience in the financing of film production and strategic development of film entertainment business. Apart from the film business, he has over 10 years experience in the financial investment field and was an Executive Director of China Convergent Corporation Limited, a company listed on the Australian Stock Exchange, Nasdaq Stock Market and Frankfurt-listed company from 2000 to 2002. He re-joined Strong Choice Investment (Holdings) Limited from 2002 to 2003 as a Director. He has been Executive Director of Fortuna International Holdings Limited, a company listed on the Stock Exchange of Hong Kong, since the end of 2003.

PAUL RISBERG Age 42, is the Non-executive Director. He has over 10 years experience in investment banking and securities market expertise. He currently provides consulting service to numerous small to medium size companies in regards to growth strategies and capital expansion opportunities. From 1998 until 2002, Mr. Risberg served as Divisional Vice President of Fahnestock & Co. (now known as Oppenheimer & Co.), one of oldest New York Stock Exchange firms. Mr. Risberg supervised operations at Fahnestock's Atlanta, Minneapolis, Richmond


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and Cincinnati offices including  compliance,  trading,  investment banking, new equity issue distribution, branch manager supervision and reporting. Prior to that, Mr. Risberg served as Senior Vice President and Branch Manager of Josephthal & Co., and was instrumental in establishing the firm's Atlanta office in 1995. Since 1995, Mr. Risberg has also conducted extensive research on alternative energy processes including energy audit, photovoltaic array design and construction, wind and hydro energy services.

(b)  RESIGNATION OF CHIEF EXECUTIVE OFFICER.

Effective September 17, 2004, Mr. Lee Kam Man resigned as the Chief Executive Officer of the Registrant. He will continue to serve as a member of the board of directors of the Registrant.

(c)  APPOINTMENT OF OFFICERS.

Effective September 17, 2004, Mr. Sun Li was appointed the Chairman and Chief Executive Officer of the Board and Ms. Sim Lai Fun was appointed the Corporate Secretary and Mr. Poon Kam Wah was appointed the Chief Financial Officer of the Registrant.

MR. SUN LI. Please see Section (a) above.

MS. SIM LAI FUN. Please see Section (a) above.

MR. POON KAM WAH. Age 49, is the Chief Financial Officer of the Registrant. Mr. Poon is a Certified Public Accountant in Hong Kong. He earned masters degree in Business Administration from the University of Strathclyde. He is a member of the FCCA, FHKSA, TIHK. Mr. Poon has over 15 years of audit experience since 1982. He also has over 10 years of experience in the accounting practice and commercial sector since 1993.

No transactions occurred in the last two years to which the Company was a party in which any director or officer had or is to have a direct or indirect material interest.

A press release regarding the appointment of the above officers was released on September 16, 2004 and is attached hereto as an exhibit.


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ITEM 9. FINANCIAL STATEMENT AND EXHIBITS.

Exhibit
Number     Description
-------    -----------

 99.1      Press Release



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        China Energy Savings Technology, Inc.

                                        By: /s/ Sun Li
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                                                         Sun Li
                                                           CEO

Dated: September 21, 2004





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